Exhibit 10.1
CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT
(VESCO Drop Down)
     THIS CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of September 28, 2010, is entered into by and among TARGA VERSADO HOLDINGS LP, a Delaware limited partnership (“TVH LP”), TARGA RESOURCES PARTNERS LP, a Delaware limited partnership (the “Partnership”), and TARGA NORTH TEXAS GP LLC, a Delaware limited liability company (“TNT GP”). The parties to this Agreement are collectively referred to herein as the “Parties.” Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement (as defined below).
RECITALS
     WHEREAS, TVH LP and the Partnership have heretofore entered into that certain Purchase and Sale Agreement dated as of September 13, 2010 (the “Purchase Agreement”), providing for the sale by TVH LP to the Partnership of 100% of the limited liability company interests (the “Purchased Interests”) in Targa Capital LLC, a Delaware limited liability company (“Targa Capital”); and
     WHEREAS, pursuant to the terms of the Purchase Agreement, TVH LP shall sell, convey, transfer and assign the Purchased Interests to TNT GP, a subsidiary of the Partnership;
     NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:
ARTICLE 1
CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS
RELATING TO THE PURCHASED INTERESTS
     Section 1.1 Contribution by TVH LP of the Purchased Interests to TNT GP. TVH LP hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to TNT GP, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Purchased Interests, and TNT GP hereby accepts the Purchased Interests and agrees to be the sole member of Targa Capital.
ARTICLE 2
FURTHER ASSURANCES
     Section 2.1 From time to time after the date first above written, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, or (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and to more fully and effectively carry out the purposes and intent of this Agreement.
ARTICLE 3
MISCELLANEOUS
     Section 3.1 Headings. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.
     Section 3.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.
     Section 3.3 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third-party beneficiary of any of the provisions of this Agreement.
     Section 3.4 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties.
     Section 3.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof.
     Section 3.6 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.
     Section 3.7 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing.
     Section 3.8 Conflicts. Nothing in this Agreement shall be construed as an agreement to assign any asset, or any interest therein, that is subject to any agreement that, by its terms or pursuant to applicable law, is not capable of being sold, assigned, transferred, conveyed or delivered without the consent or waiver of a third party or a governmental authority unless and until such consent or waiver shall be given.
     Section 3.9 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This document and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date of this Agreement.
     Section 3.10 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.
[Signature page follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first above written.

TARGA VERSADO HOLDINGS LP
By:	Targa Versado Holdings GP LLC, its general partner

By:	/s/ Rene R. Joyce
Rene R. Joyce
Chief Executive Officer

TARGA RESOURCES PARTNERS LP
By:	Targa Resources GP LLC, its general partner

By:	/s/ Joe Bob Perkins
Joe Bob Perkins
President

TARGA NORTH TEXAS GP LLC
By:	/s/ Joe Bob Perkins
Joe Bob Perkins
President
Signature Page to Contribution, Conveyance and Assumption Agreement